UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008

LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27610 (Commission File Number)	11-2882328 (IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On March 24, 2008, LCA-Vision, Inc. (the “Company”) announced the appointment, to be effective March 31, 2008, of David L. Thomas as Senior Vice-President of Operations of the Company.

Mr. Thomas, age 49, most recently served as Chief Operating Officer of Boston Market, Inc., a restaurant company, from 2004 until September 2007. From 2001 until 2004, he was Division President and Vice-President, Operations for Boston Market. Previously, Mr. Thomas held a number of positions with McDonald’s Corporation from 1991 to 2001 including, in 2001, serving as Country Market Manager of McDonald’s Puerto Rico.

The principal terms of Mr. Thomas’ employment are as follows:

Mr. Thomas will receive an annualized salary of $275,000.00.

Mr. Thomas will be eligible to participate in the Company’s Annual Bonus/Incentive Compensation Plan with a cash bonus target equal to 40% of his annual base salary. The threshold bonus will be 20% of his annual base salary and the maximum bonus will be 60% of his annual base salary. Bonus levels will be determined by the Compensation Committee using the Company’s revenue and earnings growth, as well as other strategic and business metrics.

Mr. Thomas will be eligible to participate in the Company’s 2008 Stock Incentive Plan, initially receiving Performance Share Awards and Options to purchase shares of common stock of the Company. Performance Shares will be earned at threshold (3,610 shares), target (7,221 shares) and maximum (10,831 shares) levels based on Company performance metrics (for 2008, operating income). Performance Shares earned for 2008 will be issued in early 2009 and will vest over a three-year period. The Options are to purchase 21,663 shares at the market price at the start of Mr. Thomas’ employment and will vest over five years.

Mr. Thomas is subject to the Company’s standard Confidentiality Agreement, which provides that for a period of one year after termination of his employment with the Company, he will not render services, directly or indirectly, to any competing organization or solicit employees of the Company to join any competing organization.

The Company will also assist Mr. Thomas with reasonable relocation costs associated with his move from Texas to Ohio. Mr. Thomas will be eligible to participate in the Company’s inclusive benefits program, including Medical/Dental coverage, and the Company’s 401(k) plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated March 24, 2008

99.2	Letter Agreement between LCA-Vision, Inc. and David L. Thomas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Alan H. Buckey
Alan H. Buckey
Executive Vice President/Finance and
Chief Financial Officer

Date: March 24, 2008